Exhibit 99.1

Press Contact

Mark Plungy

Director, Global Public Relations

+1 (650) 424-5630
mark.plungy@varian.com

Investor Relations Contact

Anshul Maheshwari

Vice President, Investor Relations

+1 (650) 424-5631
investors@varian.com

FOR IMMEDIATE RELEASE

Varian Updates GAAP Results for Fourth Quarter and Full Fiscal Year 2019

PALO ALTO, Calif. — November 22, 2019 — Varian (NYSE: VAR) today announced updates to its previously reported GAAP preliminary financial results for its fourth quarter and full fiscal year 2019. There is no impact to Non-GAAP financial measures.

Earlier this week the Company learned new facts and determined that the projected financial performance of its recently acquired Endocare and Alicon businesses was better than previously expected and the mix of revenues is different than previously expected, resulting in an increase in the fair value of the contingent consideration payable under earnout obligations to the sellers of the businesses. This increase in fair value has resulted in an $18.6 million increase in acquisition-related expenses in the fourth quarter of fiscal year 2019 and an $18.6 million increase in accrued liabilities as of the end of the fourth quarter of fiscal year 2019, with corresponding impacts on the company’s previously reported GAAP financial results for the fourth quarter and full fiscal year 2019. The fair value increase has no impact on the company’s previously reported Non-GAAP financial results for the periods.

Updated summary financial statements reflecting the increase in acquisition-related expenses and the increase in accrued liabilities are included below. The updated condensed nsolidated financial statements also reflect other balance sheet closing item adjustments, primarily related to the company’s recent acquisition activity.

About Varian
At Varian, we envision a world without fear of cancer. For more than 70 years, we have developed, built and delivered innovative cancer care technologies and solutions for our clinical partners around the globe to help them treat millions of patients each year. With an Intelligent Cancer Care approach, we are harnessing advanced technologies like artificial intelligence, machine learning and data analytics to enhance cancer treatment and expand access to care. Our 9,200 employees across 70 locations keep the patient and our clinical partners at the center of our thinking as we power new victories in cancer care. Because, for cancer patients everywhere, their fight is our fight. For more information, visit http://www.varian.com and follow @VarianMedSys on Twitter.

###

Forward-Looking Statements

Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry or market outlook, including growth drivers; the company's future orders, revenues, operating expenses, tax rate, cash flows, earnings growth or other financial results; and any statements using the terms "could," "believe," "expect," "promising," "outlook," "should," "well-positioned," "will" or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company's actual results to differ materially from those anticipated. Such risks and uncertainties include our ability to achieve expected synergies from acquisitions; risks associated with integrating recent acquisitions; global economic conditions and changes to trends for cancer treatment regionally; currency exchange rates and tax rates; the impact of the Tax Cuts and Jobs Act; the impact of  the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; recent and potential future tariffs or a global trade war; demand for and delays in delivery of the company's products; the company's ability to develop, commercialize and deploy new products; the company's ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; changes in regulatory environments; risks associated with the company providing financing for the construction and start-up operations of particle therapy centers, challenges associated with commercializing the company's proton solutions business; challenges to public tender awards and the loss of such awards or other orders; the effect of adverse publicity; the company's reliance on sole or limited-source suppliers; the company's ability to maintain or increase margins; the impact of competitive products and pricing; the potential loss of key distributors or key personnel; challenges related to entering into new business lines; and the other risks listed from time to time in the company's filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

Varian has not filed its Form 10-K for the year ended September 27, 2019.  As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments, completion of purchase accounting, or changes in accounting estimates, that are identified prior to the time the company files the Form 10-K.

Varian Medical Systems, Inc. and Subsidiaries

Preliminary Condensed Consolidated Statements of Earnings

(Unaudited)

(Dollars and shares in millions, except per share amounts)	Q4 2019	Q4 2018	FY 2019	FY 2018
Gross orders	$1,184.6	$1,072.4	$3,568.8	$3,171.6
Oncology Systems	1,136.6	1,066.6	3,397.6	3,113.9
Proton Solutions	30.6	5.8	151.8	57.7
Other	17.4	—	19.4	—
Order backlog	3,390.1	3,183.0	3,390.1	3,183.0
Revenues	878.9	801.6	3,225.1	2,919.1
Oncology Systems	819.6	755.6	3,061.8	2,770.2
Proton Solutions	41.9	46.0	143.9	148.9
Other	17.4	—	19.4	—
Cost of revenues	494.3	462.9	1,854.8	1,645.5
Gross margin	384.6	338.7	1,370.3	1,273.6
As a percentage of revenues	43.8%	42.3%	42.5%	43.6%
Operating expenses
Research and development	65.2	59.6	247.6	233.9
Selling, general and administrative	181.6	143.2	623.1	543.5
Impairment charges	—	0.3	50.6	22.4
Acquisition-related expenses and in-process research and development	27.0	2.5	62.8	36.4
Operating earnings	110.8	133.1	386.2	437.4
As a percentage of revenues	12.6%	16.6%	12.0%	15.0%
Interest income (expense)	(1.3)	7.6	6.3	10.5
Other income, net	0.9	1.3	28.3	4.2
Earnings before taxes	110.4	142.0	420.8	452.1
Taxes on earnings	40.0	25.2	128.6	301.8
Net earnings	70.4	116.8	292.2	150.3
Less: Net earnings (loss) attributable to non-controlling interests	(0.3)	0.4	0.3	0.4
Net earnings attributable to Varian	$70.7	$116.4	$291.9	$149.9

Net earnings per share - basic	$0.78	$1.27	$3.21	$1.64
Net earnings per share - diluted	$0.77	$1.26	$3.18	$1.62

Shares used in the calculation of net earnings per share:
Weighted average shares outstanding - basic	91.0	91.3	91.0	91.5
Weighted average shares outstanding - diluted	91.7	92.2	91.9	92.5

Varian Medical Systems, Inc. and Subsidiaries

Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)	September 27, 2019	September 28, 2018
Assets
Current assets:
Cash and cash equivalents	$531.4	$504.8
Trade and unbilled receivables, net	1,106.3	1,009.9
Inventories	551.5	438.1
Prepaid expenses and other current assets	206.2	233.3
Current assets of discontinued operations	—	2.3
Total current assets	2,395.4	2,188.4

Property, plant and equipment, net	311.5	274.6
Goodwill	612.2	293.6
Intangible assets	300.7	101.1
Deferred tax assets	84.7	102.2
Other assets	397.2	292.8
Total assets	$4,101.7	$3,252.7

Liabilities and Equity
Current liabilities:
Accounts payable	$248.5	$190.3
Accrued liabilities	459.5	419.7
Deferred revenues	766.0	729.7
Short-term borrowings	410.0	—
Total current liabilities	1,884.0	1,339.7
Other long-term liabilities	440.1	324.3
Total liabilities	2,324.1	1,664.0

Equity:
Varian stockholders’ equity:
Common stock	90.8	91.2
Capital in excess of par value	845.6	778.1
Retained earnings	934.0	780.4
Accumulated other comprehensive loss	(102.1)	(65.3)
Total Varian stockholders’ equity	1,768.3	1,584.4
Non-controlling interests	9.3	4.3
Total equity	1,777.6	1,588.7
Total liabilities and equity	$4,101.7	$3,252.7

Discussion of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures derived from our Condensed Consolidated Statements of Earnings: non-GAAP operating earnings, non-GAAP net earnings and non-GAAP net earnings per diluted share. We define non-GAAP operating earnings as operating earnings excluding amortization of intangible assets and inventory step-up, acquisition-related expenses or benefits and in-process research and development, impairment charges, and significant litigation charges and legal costs. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. We have provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability and limited visibility of the excluded items discussed below.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Non-GAAP operating earnings and non-GAAP net earnings exclude the following items, except for gain and losses on equity investments, and significant non-recurring tax expense or benefit, which are only excluded from non-GAAP net earnings:

Amortization of intangible assets and amortization of inventory step-up: We do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to intangible assets, the step-up of inventory values, and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of intangible assets and amortization of inventory step-up allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Acquisition and integration-related expenses  and in-process research and development: We incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, hedging gains and losses, changes in the fair value of contingent consideration liabilities, gain or expense on settlement of pre-existing relationships, integration costs, breakup fees, write-off of in-process research and development, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business.

Impairment charges: We incur impairment charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Significant litigation charges or benefits and legal costs: We may incur charges or benefits as well as legal costs from time to time related to litigation and other contingencies. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results.

Gains and losses on equity investments: We may incur gains and losses from the sale of our equity investments in privately-held companies. We do not trade equity investments, and we do not plan on these investments for funding of ongoing operations. We exclude such gains and losses because we do not believe they are reflective of our core business.

Significant non-recurring tax expense or benefit: We may incur significant tax expense or benefit as a result of tax legislation and/or a change in judgment about the need for a valuation allowance that are generally unrelated to the level of business activity in the period in which these tax effects are reported. We exclude such expenses or benefits from our non-GAAP net earnings because we believe they do not accurately reflect the underlying performance of our continuing business operations.

We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures, other than when the underlying item has a materially different tax treatment.

The following table reconciles GAAP and non-GAAP financial measures:

Updated Varian Medical Systems, Inc. and Subsidiaries

Reconciliation of Preliminary GAAP and Non-GAAP Financial Measures

(Unaudited)

(Dollars and shares in millions, except per share amounts)	Q4 2019	Q4 2018	FY 2019	FY 2018
Non-GAAP adjustments
Amortization of intangible assets and inventory step-up (1)	$20.0	$4.8	$37.1	$15.5
Acquisition-related expenses and in-process R&D (2)	27.0	2.5	62.8	36.4
Impairment charges (3)	—	0.3	50.6	22.4
Litigation charge and legal costs	1.2	—	3.9	—
Other	0.2	0.6	1.0	0.9
Total non-GAAP adjustments to operating earnings	48.4	8.2	155.4	75.2
(Gain) on equity investments (4)	—	—	(23.8)	—
Tax effects of non-GAAP adjustments	(6.2)	(2.3)	(6.6)	(16.0)
Significant effects of tax legislation (5)	(1.5)	(7.1)	6.3	207.8
Changes in deferred tax related to an acquisition (6)	—	(8.0)	2.5	(8.0)
Total net earnings impact from non-GAAP adjustments	$40.7	$(9.2)	$133.8	$259.0
Operating earnings reconciliation
GAAP operating earnings	$110.8	$133.1	$386.2	$437.4
Total operating earnings impact from non-GAAP adjustments	48.4	8.2	155.4	75.2
Non-GAAP operating earnings	$159.2	$141.3	$541.6	$512.6
Net earnings and net earnings per diluted share reconciliation
GAAP net earnings attributable to Varian	$70.7	$116.4	$291.9	$149.9
Total net earnings impact from non-GAAP adjustments	40.7	(9.2)	133.8	259.0
Non-GAAP net earnings attributable to Varian	$111.4	$107.2	$425.7	$408.9
GAAP net earnings per share - diluted	$0.77	$1.26	$3.18	$1.62
Non-GAAP net earnings per share - diluted	$1.21	$1.16	$4.63	$4.42
Shares used in computing GAAP and non-GAAP net earnings per diluted share	91.7	92.2	91.9	92.5

(1)	Includes $12.3 million, $1.9 million, $20.3 million and $6.5 million, respectively in cost of revenues for the periods presented.
(2)	Includes $18.6 million change in fair value of contingent consideration in the fourth quarter fiscal year 2019 and $20.8 million charge associated with the write-off of in-process research and development acquired in the CyberHeart acquisition in the full fiscal year 2019. Includes $29.7 million in hedging losses related to the Australian dollar purchase price for the anticipated Sirtex Medical Limited acquisition, partially offset by $9.0 million for the Sirtex breakup fee in fiscal year 2018.
(3)	Includes a $50.5 million goodwill impairment charge related to our Proton Solutions business in fiscal year 2019.
(4)	Primarily includes $22.0 million gain on the sale of our investment in Augmenix in fiscal year 2019.
(5)	Represents the tax effect of a change in law related to the U.S. Tax Cuts and Jobs Act. The mandatory deemed repatriation of unremitted foreign earnings results in an estimated benefit of $1.5 million in the fourth quarter and an estimated charge of $6.3 million in fiscal year 2019 and a benefit of $8.5 million in the fourth quarter and an estimated charge of $164.6 million in fiscal year 2018. The corporate rate reduction resulted in a remeasurement of our deferred tax assets of $1.4 million in the fourth quarter and $43.2 million in fiscal year 2018.
(6)	Represents the charge to income tax expense due to the increase of a valuation allowance as a result of an acquisition.